Exhibit 99.1

KeyOn Communications:	KeyOn Investors:

Jonathan Snyder	Christiane Pelz

KeyOn Communications	Lippert/Heilshorn & Assoc.

402-998-4000	415-433-3777

cpelz@lhai.com

KeyOn Provides Preliminary Third Quarter 2007 Financial Results

- Subscriber Base Reaches over 16,400 in October -

OMAHA, NE, November 7, 2007 — KeyOn Communications Holdings, Inc. (OTC BB: KEYO), a leading provider of wireless broadband and voice over Internet protocol (VoIP) services to rural and underserved markets, reported preliminary results for its third quarter of 2007.  The company expects to report financial results for the period ending September 30, 2007, on November 14th.

Jonathan Snyder, President and CEO of KeyOn Communications, stated, “In the second half of 2007, we continued to make progress in our efforts to consolidate wireless broadband companies across the Midwest and Western U.S.  In October, we acquired wireless broadband assets from MicroLnk, LLC, growing both our footprint and our subscriber base.  Also, we strengthened our management team with the hiring of Sid Ganju, a former BellSouth senior executive.  Sid is leading our corporate development initiatives and will direct our overall strategy, including overseeing our acquisitions of wireless broadband and licensed spectrum assets.  We believe with these significant milestones, we have laid the foundation to continue our growth.”

Third Quarter Preliminary Financial Results

This press release includes disclosure regarding “Adjusted EBITDA,” which is a non-GAAP (generally accepted accounting principles) financial measure defined as earnings or loss from operations adjusted for depreciation, amortization and other non-cash expenses.  Adjusted EBITDA should not be construed as an alternative to operating loss as defined by GAAP.

For the third quarter of 2007, revenue is expected to be $1.9 million, up from $600,000 in the third quarter of 2006.  The company expects its operating loss for the quarter ended

September 30, 2007, to be approximately $2.7 million, which includes approximately $1.5 million of other non-cash expenses, as compared to an operating loss of $600,000 for the quarter ended September 30, 2006.  Moreover, the company expects to report a net loss of $2.9 million for the quarter ended September 30, 2007 as compared to $700,000 for the quarter ended September 30, 2006.

Based on these expectations, adjusted EBITDA for the third quarter of 2007 would be $(0.5) million as compared to $(0.4) million in the prior year.

Annette Eggert, KeyOn’s CFO, stated, “We are very pleased with our preliminary third quarter results, as our anticipated revenue matched the second quarter of 2007 and is more than triple our third quarter revenue during 2006.  Overall, we expect our two overarching initiatives — acquiring broadband assets and driving organic subscriber additions — to continue to propel our growth.”

Nine-Month Preliminary Financial Results

For the nine months ended September 30, 2007, revenue is expected to be approximately $5.2 million, up from $1.8 million for the same period in 2006, reflecting subscriber growth resulting from acquisitions and organic growth.  The company expects its operating loss for the nine months ended September 30, 2007 to be approximately $4.4 million which includes approximately $1.5 million of other non-cash expenses, as compared to an operating loss of approximately $1.4 million for the nine months ended September 30, 2006.  Moreover, the company expects to report a net loss of $4.9 million for the nine months ended September 30, 2007, as compared to a net loss of $1.6 million for the nine months ended September 30, 2006.

Based on these expectations, adjusted EBITDA for the nine months ended September 30, 2007 would be $(1.0) million, as compared to $(0.7) million in the prior year.

As the company completed the acquisition of SpeedNet Services, Inc. on January 31, 2007 and MicroLnk, LLC on October 22, 2007, management has provided pro forma adjusted EBITDA for the nine months ended September 30, 2007.  For the nine months ended September 30, 2007, pro forma adjusted EBITDA would be $(0.6) million based on the expectations outlined above.

Subscriber Growth

KeyOn’s subscriber base totaled 14,712 as of September 30th and exceeded 16,400 by October 31st.

Recent Highlights

•                  Became a public company with a concurrent equity raise of $2.2 million in August.

•                  Strengthened the board with the addition of two seasoned directors in October.

•                  Hired Sid Ganju as Executive Vice President of Corporate Development and Strategy to lead the company’s corporate development efforts in October.

•                  Acquired the assets of MicroLnk, a wireless Internet provider in Nebraska and Iowa with approximately 1,400 subscribers, in October.

•                  Launched the Bullseye Club, a rewards club for subscribers to KeyOn’s services in November.

•                  Affected a one-for-two reverse stock split and changed its ticker to “KEYO” in November.

Outlook

“In the rural and underserved markets, broadband penetration lags the rest of the country. Numerous operators, who are typically small and lack scale, are attempting to fill the void left by the traditional providers.  By positioning KeyOn as an acquirer of wireless broadband assets, we can more effectively and economically bring broadband to the approximately 70 million Americans who currently lack access to this service.  Finally, we are building our licensed spectrum portfolio in order to prepare ourselves for the deployment of advanced data services, including WiMAX.  By capitalizing on our vast network footprint, we can lower our capital costs by leveraging our existing infrastructure when these services are introduced in and around our markets,” concluded Snyder.

-Tables follow-

Keyon Communications Holdings, Inc. and Related Entities

Pro forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2007 (Unaudited)

(Dollars in Millions)

	For the three months ended,		For the nine months ended,
	September 20, 2007	September 30, 2006	September 20, 2007	September 30, 2006
Revenue	$1.9	$0.6	$5.2	$1.8

Loss from Operations	(2.7)	(0.6)	(4.4)	(1.4)

Net Loss	$(2.9)	$(0.7)	$(4.9)	$(1.6)

Reconciliation of Loss from Operations to Adjusted EBITDA

Loss from Operations	$(2.7)	$(0.6)	$(4.4)	$(1.4)
Add:
Depreciation and Amortization Expense	0.7	0.3	1.9	0.7
Non-Cash Expenses - Other	1.5	—	1.5	—

Adjusted EBITDA	$(0.5)	$(0.4)	$(1.0)	$(0.7)

Keyon Communications Holdings, Inc. and Related Entities

Pro forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2007 (Unaudited)

(Dollars in Millions)

	9/30/2007 Nine Month Preliminary	Jan 2007 SpeedNet Services	Nine Month Microlnk	Adjustments		Pro forma Nine Month Total Keyon
Revenue	$5.2	$0.5	$0.5	$—		$6.2

Total Operating Costs and Expense	9.6	0.7	0.7	(2.1	)a,b,c,d	8.9

Loss from Operations	(4.4)	(0.2)	(0.1)	2.1		(2.7)

Total Other Income (Expense)	(0.4)	(0.0)	(0.0)	0.0	e	(0.4)

Net Loss	$(4.9)	$(0.2)	$(0.1)	$2.1		$(3.1)

Reconciliation of Net Loss to EBITDA
Loss from Operations	$(4.4)	$(0.2)	$(0.1)	$2.1		$(2.7)

Depreciation and Amortization	1.9	0.2	0.1	(0.1)		2.1
Q3 2007 One Time Non-Cash Items-Other	1.5	—	—	(1.5	)f	0.0

Adjusted EBITDA	$(1.0)	$(0.1)	$(0.1)	$0.6		$(0.6)

a.  $.3M represents the elimination of retention bonuses (plus payroll taxes) paid to top employees to stay during sale of business and elimination of duplicative resource salaries

b.  $.05M represents the depreciation adjustment for January for new fair market valuation of assets

c.  $.2M represents an adjustment rent due to relocation into one location

d.  $1.6M represents an adjustment to Q3 2007 for one time non-cash related expenses

e.  $.02M represents an adjustment of interest charged on SpeedNet Services other debt that is not a liability under KeyOn SpeedNet

f.  To reverse the $1.5M non-cash items already included in adjustment d in total operating costs and expense

About KeyOn Communications Holdings, Inc.

KeyOn Communications Holdings Inc. (OTC BB: KEYO) is a leading provider of wireless broadband services to rural and underserved markets with populations generally less than 250,000.   KeyOn offers its broadband services along with voice over Internet protocol (VoIP) and satellite video services to both residential and business subscribers across 11 Western and Midwestern states.  Through a combination of organic growth and four acquisitions, KeyOn has expanded its network footprint to reach approximately 50,000 square miles covering more than 2.1 million people as well as small-to-medium businesses.   With its successful track record of acquiring companies and growing its core subscriber base, KeyOn has established itself as one of the largest wireless broadband companies in the United States.   Management intends to drive subscriber growth through additional asset acquisitions as well as organic growth across the company’s expanding footprint by offering bundled services including the best value broadband, video and VoIP.  The company intends to purchase spectrum licenses and opportunistically build mobile and/or nomadic WiMAX networks in and around its market footprint.

Safe Harbor Statement

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective.  Forward-looking statements may include, without limitation, the company’s expectations regarding: future financial and operating performance and financial condition; plans, objectives and strategies; product development; industry conditions; the strength of its balance sheet; and liquidity and financing needs.  Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of the company’s control, which could cause actual results to differ materially from such statements.  For a more detailed description of the factors that could cause such a difference, please refer to the company’s filings with the Securities and Exchange Commission, including the information under the headings “Risk Factors” and “Forward-Looking Statements” in our Registration Statement on Form SB-2 filed on November 7, 2007.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  The company undertakes no obligation to update or supplement such forward-looking statements.